Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of November 10, 2021 (this “Amendment”), by and among CAESARS ENTERTAINMENT, INC., a Delaware corporation (f/k/a ELDORADO RESORTS, INC., a Nevada corporation), as borrower (the “Borrower”), and the Administrative Agent (as defined below), relating to that certain Credit Agreement, dated as of July 20, 2020 (as amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by this Amendment, and as it may be further amended, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (together with its successors and assigns in such capacity, the “Administrative Agent”), and U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Secured Parties (together with its successors and assigns in such capacity, the “Collateral Agent”).

RECITALS:

WHEREAS, Section 9.08(e) of the Existing Credit Agreement permits the Borrower and the Administrative Agent to make technical modifications to the Existing Credit Agreement without the consent of any Lender if such modifications are not materially adverse to the Lenders and are requested by Gaming Authorities;

WHEREAS, in connection with the Borrower’s and its subsidiaries’ receipt and application of the proceeds of certain funds in wagering accounts received by the Borrower and its subsidiaries from patrons, certain Gaming Authorities have requested that the Borrower make certain technical modifications to the Existing Credit Agreement as set forth herein, which modifications are not materially adverse to the Lenders;

WHEREAS, the Borrower has requested that the Administrative Agent agree to make such modifications to the Existing Credit Agreement subject to, and in accordance with, the terms and conditions set forth herein; and

WHEREAS, the Administrative Agent is willing, on the terms and subject to the conditions set forth below, to enter into this Amendment to make the modifications to the Existing Credit Agreement described herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT:

SECTION 1. Defined Terms; References. Capitalized terms used in this Amendment and not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Amendment.

SECTION 2. Amendments to the Existing Credit Agreement. Pursuant to Section 9.08(e) of the Existing Credit Agreement, the Existing Credit Agreement is hereby amended as follows:

(a) Section 1.01 of the Existing Credit Agreement is amended by adding the following as new defined terms in alphabetical order:

“Nevada Reserve Amount” shall mean, initially, $150.0 million; provided that, the Borrower shall increase such amount from time to time to cause the Nevada Reserve Amount to be no less than the amount of the reserve required by Nevada Gaming Commission Regulations 5.225(20), 5A.125 and/or 22.040, in each case, by delivering written notice to the Administrative Agent; provided, further, that the Borrower may decrease such amount as in effect from time to time solely with the affirmative approval of the NGCB Chair or the NGCB Chair’s designee, in each case, by delivering written notice to the Administrative Agent.

“Nevada Reserve Permitted Use” shall mean the disbursement of proceeds of Revolving Facility Loans to (a) the Nevada Gaming Control Board following the written demand of the Chair of the Nevada Gaming Control Board (the “NGCB Chair”) or the NGCB Chair’s designee or (b) the Borrower or its subsidiaries following the written instruction of the NGCB Chair or the NGCB Chair’s designee, in each case, in an amount not to exceed the Nevada Reserve Amount.

“New Jersey Reserve Amount” shall mean, initially, $40.0 million; provided that, the Borrower shall increase or decrease such amount from time to time to cause the sum of the New Jersey Reserve Amount plus cash on hand at the Borrower and its subsidiaries to be no less than the amount of the reserve required by Section 13:69N-1.2(d) of the New Jersey Administrative Code, in each case, by delivering written notice to the Administrative Agent.

“New Jersey Reserve Permitted Use” shall mean the disbursement of proceeds of Revolving Facility Loans to the Borrower or its subsidiaries to (a) refund deposits to patrons, (b) apply deposits to debts owed by patrons and (c) pay the outstanding sports pool and online sports pool liability of the Borrower or its subsidiaries, in each case, in an amount not to exceed the New Jersey Reserve Amount.

“Reserve Amount” shall mean, as of any date of determination, the sum of the Nevada Reserve Amount and the New Jersey Reserve Amount as of such date of determination.

“Reserve Permitted Use” shall mean the Nevada Reserve Permitted Use or the New Jersey Reserve Permitted Use.

(b) Section 2.02 of the Existing Credit Agreement is amended by adding the following as a new clause (e) in alphabetical order:

(e) Notwithstanding anything to the contrary contained in this Agreement, the Borrower shall not request Revolving Facility Loans or the issuance of any Letter of Credit to the extent that the funding of such Revolving Facility Loans or the issuance of such Letter of Credit would cause (i) the unutilized portion of the Revolving Facility Commitments to be less than the Nevada Reserve Amount in effect at such time unless the proceeds of such Revolving Facility Loans will be used for a Nevada Reserve Permitted Use, (ii) the unutilized portion of the Revolving Facility Commitments to be less than the New Jersey Reserve Amount in effect at such time unless the proceeds of such Revolving Facility Loans will be used for a New Jersey Reserve Permitted Use or (iii) the unutilized portion of the Revolving Facility Commitments to be less than the Reserve Amount in effect at such time unless the proceeds of such Revolving Facility Loans will be used for a Reserve Permitted Use. This Section 2.02(e) is intended to protect patrons of the Borrower and its subsidiaries to the extent the Borrower or its subsidiaries hold money in wagering accounts for such patrons. This Section 2.02(e) and any defined term as used in this Section 2.02(e) (but not as used anywhere else in the Loan Documents) may be amended only with the prior written approval of (i) if such amendment affects the Nevada Reserve Amount or the Nevada Reserve Permitted Use, the NGCB Chair or the NGCB Chair’s designee and (ii) if such amendment affects the New Jersey Reserve Amount or the New Jersey Reserve Permitted Use, the Chair of the New Jersey Casino Control Commission (the “NJCCC Chair”) or the NJCCC Chair’s designee.

SECTION 3. Representations of the Borrower. The Borrower represents and warrants that:

(a) the Borrower and each of the Material Subsidiaries (i) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (ii) has all requisite corporate or other organizational power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (iv) has the power and authority to execute, deliver and perform its obligations under this Amendment;(b) the execution, delivery and performance by the Borrower of this Amendment (i) have been duly authorized by all corporate or stockholder action required to be obtained by the Borrower and (ii) will not (A) violate (1) any provision of law (including Gaming Laws), statute, rule or regulation applicable to the Borrower, (2) any provision of the certificate or articles of incorporation or other constitutive documents (including any by-laws) of the Borrower, (3) any applicable order of any court or any rule, regulation or order of any Governmental Authority applicable to the Borrower or (4) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which the Borrower is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (A) or (B) of this Section 3(b)(ii), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower, other than the Liens created by the Loan Documents and Permitted Liens;

(c) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) implied covenants of good faith and fair dealing and (iv) any foreign laws, rules and regulations as they relate to pledges of Equity Interests in, and Indebtedness issued by, Foreign Subsidiaries that are not Loan Parties; and

(d) no Default or Event of Default is continuing on and as of the Effective Date after giving effect hereto.

SECTION 4. Conditions. This Amendment shall become effective as of the first date (the “Effective Date”) when each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received from the Borrower and the Administrative Agent (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;(b) the representations and warranties set forth in Section 3 above shall be true and correct as of the date hereof; and

(c) any fees and reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP) owing by the Borrower to the Administrative Agent and invoiced at least three (3) Business Days prior to the date hereof shall have been paid in full.

SECTION 5. Governing Law; Etc.

(a) THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

(b) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 9.11 AND 9.15 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 6. Confirmation of Guaranties and Security Interests. By signing this Amendment, the Borrower (on behalf of itself and each of the Subsidiary Loan Parties) hereby confirms that (a) the obligations of the Borrower and each of the Subsidiary Loan Parties under the Credit Agreement as modified hereby and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Collateral Agreement and the other Loan Documents and (ii) constitute Loan Obligations and (b) notwithstanding the effectiveness of the terms hereof, the Collateral Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects after giving effect to the amendments contemplated by this Amendment. The Borrower (on behalf of itself and each of the Subsidiary Loan Parties) ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to each Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Loan Obligations as modified hereby.

SECTION 7. Reference to and Effect on the Loan Documents.

(a) From and after the Effective Date, each reference in the Credit Agreement to “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified by this Amendment.

(b) From and after the Effective Date, this Amendment shall be a Loan Document under the Credit Agreement for all purposes of the Credit Agreement.

SECTION 8. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by facsimile transmission or electronic mail (or other electronic transmission pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby (including without limitation consents and waivers) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept electronic signatures in any form or in any format in the event that the Administrative Agent shall have notified the Borrower in writing that a manually executed signature is required with regard to any one or more documents.

SECTION 9. Miscellaneous. The Borrower shall pay all reasonable fees, costs and expenses of the Administrative Agent as agreed to between the parties incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CAESARS ENTERTAINMENT, INC.,
as Borrower

By:	/s/ Bret Yunker
Name: Bret Yunker
Title: Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	/s/ Brian Smolowitz
Name: Brian Smolowitz
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]